UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Stock Compensation Plan

On February 8, 2008, the Board of Directors of the Mercury General Corporation (the “Company”) approved an amendment to the Company’s director compensation arrangements. A tabular presentation comparing the current and prior director compensation arrangements is furnished herewith as Exhibit 99.1

Incentive Stock Option Agreement

On February 8, 2008, the Board of Directors of the Company approved an amended form of Incentive Stock Option Agreement for use under the Company’s 2005 Equity Incentive Plan. The form of the amended Incentive Stock Option Agreement for grants of incentive stock options under the 2005 Equity Incentive Plan is filed as Exhibit 99.2 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Tabular presentation comparing the current and prior director compensation arrangements.

99.2	Amended Form of Incentive Stock Option Agreement under the Mercury General Corporation 2005 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2008	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
Name: Theodore Stalick Its: Chief Financial Officer

Exhibit Index

Exhibit 99.1.	Tabular presentation comparing the current and prior director compensation arrangements

Exhibit 99.2.	Amended Form of Incentive Stock Option Agreement under the Mercury General Corporation 2005 Equity Incentive Award Plan